Exhibit 99.3

FOR IMMEDIATE RELEASE

Contact: Kate Dreyer

comScore, Inc.

(571) 306-6447

press@comscore.com

Laurie Berman

Pondel Wilkinson on Behalf of Rentrak Corporation

(310) 279-5962

lberman@pondel.com

comScore and Rentrak to Merge, Creating Leading Cross-Platform Measurement Company

Combination of Measurement Leaders Paves Way for New Cross-Platform Ratings Currency; Expands

Choice for Television and Advertising Industries

Unique Digital and TV Assets to Power Solutions that Precisely Measure

Addressable Media Today and in the Future

Reston, VA, and Portland, OR, September 29, 2015 — comScore, Inc. (NASDAQ: SCOR) and Rentrak Corporation (NASDAQ: RENT) today announced that the companies have entered into a definitive merger agreement under which the companies will combine in a stock-for-stock merger.

Pursuant to the terms of the merger, which has been approved by the Boards of Directors of both companies, Rentrak will merge into a wholly-owned subsidiary of comScore, and each share of Rentrak will be converted into the right to receive 1.15 shares of comScore. Upon completion of the merger, comScore shareholders are expected to own approximately 66.5% and Rentrak shareholders are expected to own approximately 33.5% of the combined company on a fully diluted basis.

Combined Company Management Team and Governance

comScore’s current Chief Executive Officer, Serge Matta, will lead the combined company as CEO. Dr. Magid Abraham will remain as the Executive Chairman of the Board. Bill Livek, Rentrak’s current Vice Chairman & CEO, will serve as the company’s Executive Vice Chairman & President. Mel Wesley will continue as the Chief Financial Officer, and David Chemerow, Rentrak’s current COO & CFO, will serve as a strategic advisor to the CEO, focused on the successful integration of the two companies. The new company will also draw upon the collective talent at both companies to harness the experience and expertise of each organization to redefine the future of measurement. The combined company’s board will consist of twelve directors – eight from comScore and four from Rentrak.

Strategic Rationale

By combining comScore and Rentrak’s products, talent and significant information assets, the new company will provide even more robust measurement solutions to the media and advertising industries, following the consumer whenever and wherever content is consumed.

The combination will enable the company to introduce a more comprehensive and precise set of solutions for measuring media consumption and advertising across platforms, setting the standard for the next generation of cross-platform measurement solutions. Together, comScore’s industry-leading digital audience and advertising solutions, combined with Rentrak’s census-based worldwide movie and video-on-demand measurement, and its massive and passive TV measurement offerings, will provide a more complete picture of the way people consume media today and in the future. The combined organization is expected to possess a unique breadth of knowledge, experience, expertise, and skill sets that cannot be duplicated, dramatically enhancing the range of capabilities and offerings for clients and the industry.

“The merger of comScore and Rentrak represents an exciting milestone for our combined clients, uniquely skilled employees and shareholders,” said Matta. “Together we have an even more powerful ability to deliver what our clients and the media industry have long been asking for: a comprehensive cross-platform measurement currency that accounts for all the ways in which content is consumed, whether that happens on a desktop, mobile device, live or time-shifted TV, video on demand or through over-the-top devices.”

“With the advent of digital technology, the time has come to offer the cross-platform measurement systems of the future: through which content owners will ultimately be able to quantify their entire audience, and agencies will have access to the cross-platform metrics needed to effectively plan and execute campaigns,” Matta said. “This merger also recognizes the critical importance of combining digital and TV assets for next generation media measurement, which requires a higher degree of precision at both a national and local market level.”

“Both companies have been innovators in content and consumer measurement, advanced demographics and analytics, providing the industry with world-class digital, TV and movie consumption information. This merger will accelerate the pace of that innovation, and offer an improved solution for cross-platform measurement, not available anywhere else,” Livek said. “Rentrak’s expertise in precisely measuring TV and movies, and comScore’s industry-leading digital measurement capabilities, are natural complements. Combined, our expertise and information assets will enable us to provide the industry with the most granular measurement solutions that reflect the ever-changing way that people are consuming content across platforms.”

“Bill Livek and his team have built a cutting-edge media measurement company that has moved our industry forward in many ways, and we could not be more excited to welcome them to the comScore family,” said Abraham. “We look forward to working with Bill and his team as we bring our companies together to create the most comprehensive set of measurement solutions available, delivering on our mission of making audiences and advertising more valuable.”

Financial considerations

comScore expects the transaction to be mildly dilutive to its Non-GAAP EPS in 2016, and accretive in 2017. The combined company is expected to have total synergies of at least $20 million in 2016 and at least $35 million in 2017. The company also anticipates a significant portion of the synergies to be revenue related which it expects to grow over time with an attractive contribution margin.

Approvals and Time to Close

The transaction is subject to shareholder approval of both companies, along with customary regulatory closing conditions, and is expected to be completed by early 2016.

Advisors

J.P. Morgan Securities LLC served as financial advisor and Wilson Sonsini Goodrich & Rosati acted as legal advisor to comScore. Goldman, Sachs & Co. served as financial advisor to and Perkins Coie LLC acted as legal advisor to Rentrak.

Live Conference Call and Webcast

comScore and Rentrak will host a brief conference call about the announcement today, Tuesday, September 29, 2015 at 5:30 p.m. EDT. Those interested in participating via telephone should dial (844) 848-8734 (toll free) or (678) 562-4248 (international). A live broadcast of the discussion will be available on the Investor Relations pages of the comScore (ir.comscore.com) and Rentrak (rentrak.com) websites.

About comScore

Founded in 1999 and headquartered in Reston, Virginia, comScore, Inc. (NASDAQ: SCOR) is a global media measurement and analytics company that makes audiences and advertising more valuable. comScore helps media buyers and sellers understand and make decisions based on how consumers use different media, such as TV, video, mobile, desktop and more. Through its products and partnerships, comScore helps its more than 2,500 clients understand their audiences, know if their advertising is working, and access data where they want and need it. For more information about comScore, please visit www.comScore.com.

About Rentrak

Rentrak (NASDAQ: RENT) is the entertainment and marketing industries’ premier provider of worldwide consumer viewership information, precisely measuring actual viewing behavior of movies and TV everywhere. Using our proprietary intelligence and technology, combined with advanced demographics, only Rentrak is the census currency for VOD and movies. Rentrak provides the stable and robust audience measurement services that movie, television and advertising professionals across the globe have come to rely on to better deliver their business goals and more precisely target advertising across numerous platforms including box office, multiscreen television and home video. For more information on Rentrak, please visit www.Rentrak.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the anticipated timing, completion and effects of the proposed merger between comScore and Rentrak. These statements are based on management’s current expectations and beliefs, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include statements about future financial and operating results; benefits of the transaction to customers, stockholders and employees; potential synergies and cost savings; the ability of the combined company to drive growth and expand customer and partner relationships; and other statements regarding the proposed transaction. Forward-looking statements may contain words such as “will be,” “will,” “expected,” “anticipate,” “continue,” or similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the comScore stockholders or Rentrak shareholders to approve the proposed merger; failure to achieve regulatory approval; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees, customers and suppliers; and other factors, including those set forth in the most current Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K reports filed by comScore and Rentrak with the SEC. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and comScore and Rentrak are under no obligation (and expressly disclaim any such obligation) to update or revise their forward-looking statements whether as a result of new information, future events, or otherwise.

Non-GAAP Measures

This communication may contain certain measures that are not calculated in accordance with U.S. generally accepted accounting principles, or GAAP. Management believes that these non-GAAP financial measures are useful to investors and others in evaluating the proposed business combination. For further detail about the definition and reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure or measures, are available in comScore and Rentrak’s most recent earnings press releases for its most recently completed quarters as filed on Form 8-K with the SEC.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed merger, comScore intends to file a registration statement on Form S-4, which will include a preliminary prospectus and related materials to register the shares of comScore common stock to be issued in the merger, and comScore and Rentrak intend to file a joint proxy statement/prospectus and other documents concerning the proposed merger with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT COMSCORE, RENTRAK, AND THE PROPOSED MERGER. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when they are available) and any other documents filed by comScore and Rentrak with the SEC at the SEC’s website at www.sec.gov. They may also be obtained for free by contacting comScore Investor Relations by mail at comScore, Inc., 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attention: Investor Relations, by telephone at (310) 279-5980, or by going to comScore’s Investor Relations page on its corporate web site at www.comscore.com, or by contacting Rentrak Investor Relations by mail at Rentrak Corporation, 7700 N.E. Ambassador Place, Portland, Oregon 97220, Attention: Investor Relations, by telephone at (503) 284-7581, or by going to Rentrak’s Investor Relations page on its corporate web site at www.rentrak.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.

Participants in the Solicitation

Each of Rentrak and comScore and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from their respective shareholders or stockholders with respect to the transactions contemplated by the merger agreement. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of comScore or Rentrak security holders in connection with the proposed merger will be set forth in the registration statement and the joint proxy statement/prospectus when filed with the SEC. Information regarding Rentrak’s executive officers and directors is included in Rentrak’s Proxy Statement for its 2015 Annual Meeting of Stockholders, filed with the SEC on July 9, 2015, and information regarding comScore’s executive officers and directors is included in comScore’ Proxy Statement for its 2015 Annual Meeting of Shareholders, filed with the SEC on June 8, 2015. Copies of the foregoing documents may be obtained as provided above. Certain executive officers and directors of comScore and Rentrak have interests in the transaction that may differ from the interests of comScore stockholders and Rentrak shareholders generally. These interests will be described in the joint proxy statement/prospectus when it becomes available.

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